Christopher J. McComish Chief Executive Officer Mark Kochvar Chief Financial Officer Second Quarter 2024

Forward Looking Statements and Risk Factors This information contains or incorporates statements that we believe are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to our financial condition, results of operations, plans, objectives, outlook for earnings, revenues, expenses, capital and liquidity levels and ratios, asset levels, asset quality, financial position and other matters regarding or affecting S&T and its future business and operations. Forward-looking statements are typically identified by words or phrases such as “will likely result,” “expect,” “anticipate,” “estimate,” “forecast,” “project,” “intend,” “believe,” “assume,” “strategy,” “trend,” “plan,” “outlook,” “outcome,” “continue,” “remain,” “potential,” “opportunity,” “comfortable,” “current,” “position,” “maintain,” “sustain,” “seek,” “achieve” and variations of such words and similar expressions, or future or conditional verbs such as will, would, should, could or may. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. The matters discussed in these forward-looking statements are subject to various risks, uncertainties and other factors that could cause actual results and trends to differ materially from those made, projected or implied in or by the forward-looking statements depending on a variety of uncertainties or other factors including, but not limited to: credit losses and the credit risk of our commercial and consumer loan products; changes in the level of charge-offs and changes in estimates of the adequacy of the allowance for credit losses, or ACL; cyber-security concerns; rapid technological developments and changes; operational risks or risk management failures by us or critical third parties, including fraud risk; our ability to manage our reputational risks; sensitivity to the interest rate environment, a rapid increase in interest rates or a change in the shape of the yield curve; a change in spreads on interest-earning assets and interest-bearing liabilities; any remaining uncertainties with the transition from LIBOR as a reference rate; regulatory supervision and oversight, including changes in regulatory capital requirements and our ability to address those requirements; unanticipated changes in our liquidity position; unanticipated changes in regulatory and governmental policies impacting interest rates and financial markets; changes in accounting policies, practices or guidance; legislation affecting the financial services industry as a whole, and S&T, in particular; developments affecting the industry and the soundness of financial institutions and further disruption to the economy and U.S. banking system; the outcome of pending and future litigation and governmental proceedings; increasing price and product/service competition; the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; managing our internal growth and acquisitions; the possibility that the anticipated benefits from acquisitions cannot be fully realized in a timely manner or at all, or that integrating the acquired operations will be more difficult, disruptive or costly than anticipated; containing costs and expenses; reliance on significant customer relationships; an interruption or cessation of an important service by a third-party provider; our ability to attract and retain talented executives and employees; general economic or business conditions, including the strength of regional economic conditions in our market area; ESG practices and disclosures, including climate change, hiring practices, the diversity of the work force, and racial and social justice issues; deterioration of the housing market and reduced demand for mortgages; deterioration in the overall macroeconomic conditions or the state of the banking industry that could warrant further analysis of the carrying value of goodwill and could result in an adjustment to its carrying value resulting in a non-cash charge to net income; the stability of our core deposit base and access to contingency funding; re-emergence of turbulence in significant portions of the global financial and real estate markets that could impact our performance, both directly, by affecting our revenues and the value of our assets and liabilities, and indirectly, by affecting the economy generally and access to capital in the amounts, at the times and on the terms required to support our future businesses and geopolitical tensions and conflicts between nations. Many of these factors, as well as other factors, are described in our Annual Report on Form 10-K for the year ended December 31, 2023, including Part I, Item 1A-"Risk Factors" and any of our subsequent filings with the SEC. Forward-looking statements are based on beliefs and assumptions using information available at the time the statements are made. We caution you not to unduly rely on forward-looking statements because the assumptions, beliefs, expectations and projections about future events may, and often do, differ materially from actual results. Any forward-looking statement speaks only as to the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect developments occurring after the statement is made. Non-GAAP Financial Measures In addition to the traditional measures presented in accordance with Generally Accepted Accounting Principles (GAAP), S&T management uses and this presentation contains or references certain non-GAAP financial measures, such as net interest income on a fully taxable equivalent basis. S&T believes these non-GAAP financial measures provide information useful to investors in understanding our underlying business, operational performance and performance trends which facilitate comparisons with the performance of others in the financial services industry. Although S&T believes that these non-GAAP financial measures enhance investors’ understanding of S&T’s business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with non-GAAP measures which may be presented by other companies. The non-GAAP financial measures contained within this presentation should be read in conjunction with the audited financial statements and analysis as presented in the Annual Report on Form 10-K as well as the unaudited financial statements and analyses as presented in the respective Quarterly Reports in Exhibit 99.1 of Form 8-K for S&T Bancorp, Inc. and subsidiaries. 2

3 • $9.6 billion in assets • $7.7 billion in deposits • $7.7 billion in loans • $1.3 billion market cap • Stock symbol: STBA Corporate Profile As of 6.30.24

Geographic Footprint 4 Serving more than 230,000 customers in Pennsylvania and Ohio Footprint comprises 9.6 million people and 215,000 businesses Over 1,200 team members providing award-winning customer satisfaction at 71 locations Akron Columbus Philadelphia Harrisburg Pittsburgh Indiana

Forbes America’s Best Midsize Employers S&T was honored as one of America’s Best Midsize Employers by Forbes and Statista in 2023 and 2024. This annual ranking is based on a survey of more that 170,000 U.S.-based workers at American companies that were asked to rate their employer. Awards 5 Financial Services Industry Top Workplaces 2024 S&T was recognized as a top workplace in the United States issued by Energage. This award is based solely on employee feedback. Forbes America’s Best Banks S&T was named on the Forbes 2024 America’s Best Banks list. This annual ranking is based on metrics measuring growth, credit quality and profitability, as well as stock performance.

6 Strategic Path Forward “Our Shared Future” VALUES PURPOSE DRIVERS

7 Delivering long-term, sustainable financial performance (Measured by top quartile Price/TBV and Total Shareholder Return) Unwavering focus on key Drivers of business performance and profitable growth ASSET QUALITY DEPOSIT FRANCHISE Loan/Deposit Ratio, Cost of Deposits ◦ Treasury Management distribution and product capabilities ◦ Customer relationship management and sales effectiveness ◦ Product optimization ◦ Digital experience evolution NCO/Loans, NPA/Loans & OREO ◦ Portfolio segmentation and concentration strategy ◦ Credit risk management practices ◦ Process & technology enhancements ◦ Specialized regional credit officer model CORE PROFITABILITY TALENT & ENGAGEMENT ◦ “Our Shared Future” culture and mindset ◦ Talent acquisition and retention ◦ Diversity, Equity & Inclusion ◦ Workday Human Resources management system Engagement, Retention PPNR/Avg Assets, NIM ◦ NIM management ◦ Balance efficiency and infrastructure investments ◦ Centralized Data & Analytics to bolster strategic decision-making ◦ Small Business distribution expansion

Positioned for Growth 8 We have been making meaningful and scalable investments in technology and people to prepare for future growth. ◦ Enhanced governance structure ◦ Integrated, Enterprise Risk Management Program ◦ Strengthened Credit Administration practices ◦ Advanced Consumer Compliance Infrastructure ◦ Augmented legacy S&T leadership with team members having larger bank experience ▪ Senior Leadership Team - 7 of 16 have prior experience at $25 billion + banks ▪ Risk Management Team - 6 of 12 in leadership roles have prior experience at $25 billion + banks ◦ Strong capital levels to support both organic and inorganic growth ◦ Durbin Amendment impact approximately $7 million (2% of total revenue) ◦ Solid financial performance REGULATORY COMPLIANCETALENT FINANCIAL STRENGTH

9 Second Quarter Overview RETURN METRICS EARNINGS Net Income $34.4 million *Refer to appendix for reconciliation of non-GAAP financial measures EPS $0.89 ROA 1.45% ROE 10.61% ROTE* 15.01% PPNR* 1.82% HIGHLIGHTS • Solid earnings and return metrics • NIM increased one basis point to 3.85% • Strong customer deposit growth • Healthy ACL level with manageable NPAs • Forbes 2024 America’s Best Banks ACL 1.38% NCO (0.02)% ASSET QUALITY NPA 0.45% NIM* 3.85% BALANCE SHEET Loan growth $57.5 million 3.02% (annualized) Deposit growth $80.0 million 4.23% (annualized) Efficiency Ratio* 54.94%

PPNR / AVERAGE ASSETS * 2020 2021 2022 2023 YTD 2Q24 0.0% 0.6% 1.2% 1.8% 2.4% RETURN ON AVERAGE TANGIBLE EQUITY * 2020 2021 2022 2023 YTD 2Q24 0.0% 5.0% 10.0% 15.0% 20.0% RETURN ON AVERAGE EQUITY 2020 2021 2022 2023 YTD 2Q24 0.0% 5.0% 10.0% 15.0% RETURN ON AVERAGE ASSETS 2020 2021 2022 2023 YTD 2Q24 0.0% 0.4% 0.8% 1.2% 1.6% Performance 10 1.18% 0.74%(1*) 0.23% 1.38% 9.30% 5.76%(1*) 1.80% 11.80% 1.67% 1.93% 2.12% 13.85% 2.92% 8.80%(1*) (1)This is a non-GAAP number that adjusts for a pre-tax loss of $58.7 million resulting from customer fraud related to a check kiting scheme in Q2 2020. (2) Median of proxy peer group. Peer data from S&P Global Market Intelligence. . (*)Refer to appendix for reconciliation of non-GAAP financial measures. 1.48% 11.47% 17.02% 1.62% 1.79% 1.32% 10.17% 14.41% 17.15% 14.44% Peer(2*) Peer(2*) Peer(2*) Peer(2*) 1.56%

Balance Sheet • Loan growth of $57.5 million (3.02% annualized) • Strong customer deposit growth of $155.1 million (8.63% annualized); brokered CDs declined $75.0 million • DDA growth of $17.7 million • Reduction in borrowings of $10.1 million Dollars in millions 11 2Q24 1Q24 Var $ 246 $ 207 $ 39 978 971 7 7,714 7,656 58 7,680 7,600 80 364 374 (10) $(50) $0 $50 $100 Cash & Int Bear Bal Securities Loans Deposits Borrowings 2Q24 vs 1Q24: 2Q24 vs 1Q24 DEPOSIT CHANGES DECREASES/INCREASES

Loan Mix Our loan portfolio is well-diversified: Dollars in millions 12 Amount % of Total CRE $3,348 43% Consumer 2,375 31% C&I 1,611 21% Construction 380 5% Total $7,714 100%

CRE Maturities Dollars in millions 13 CRE MATURITIES BY SIZE: CRE MATURITIES BY INDUSTRY: Size Total # Loans Avg Size 10mm+ $114.7 7 $16.4 5mm-10mm 250.4 35 7.2 1mm-5mm 222.3 97 2.3 Under 1mm 56.4 227 0.2 Total $643.8 366 $1.8 in next 24 months CRE MATURITIES BY QUARTER: Only 19% of our CRE loans mature in the next 24 months 16%

Office CRE Dollars in millions 14 CBD 15% $72 OFFICE LOANS BY SIZE: Size Total # Loans Avg Size Avg LTV 10mm+ $46.9 4 $11.7 68% 5mm-10mm 157.2 23 6.8 55% 1mm-5mm 172.1 76 2.3 57 % Under 1mm 86.2 335 0.3 48 % Total $462.4 438 $1.1 56 % OFFICE LOAN MATURITIES BY YEAR: Avg LTV: 52% 61% 49% 67% 49% OFFICE CRE BY MSA: Pittsburgh 38% Philadelphia 20% Buffalo 6% Harrisburg 5% Columbus 5% Other 26% • Office represents 6% of total loans • Granular portfolio with average loan size of $1.1 million • 90% of our office portfolio is in-market (PA and contiguous states) • 90% non-central business district (CBD) • Criticized of $16.0 million and classified of $2.1 million; only $0.4 million of NPLs

Multifamily - CRE Dollars in millions 15 MULTIFAMILY LOANS BY SIZE: Size Total # Loans Avg Size Avg LTV 10mm+ $142.1 10 $14.2 65% 5mm-10mm 157.7 22 7.2 55% 1mm-5mm 168.6 82 2.1 53 % Under 1mm 137.0 475 0.3 58 % Total $605.4 589 $1.0 58 % MULTIFAMILY LOAN MATURITIES BY YEAR: Avg LTV: 50% 51% 51% 52% 57% Pittsburgh 37% Philadelphia 16% Columbus 7% Lancaster 5% Other 28% MULTIFAMILY CRE BY MSA: • Multifamily represents 8% of total loans • Granular portfolio with average loan size of $1.0 million • 95% of our multifamily portfolio is in- market (PA and contiguous states) • No criticized loans; $6.9 million of classified; no NPLs • Additional multifamily construction exposure of $229.0 million, including $130.7 million outstanding and $98.3 million of construction commitments Harrisburg 7%

Asset Quality ACL Trend: Dollars in millions 16 ASSET QUALITY TRENDS • ACL of 1.38% of total loans compared to 1.37% as of March 31, 2024 • Net loan recoveries of ($0.4) million, or (0.02)% of average loans (annualized) • NPAs are manageable at 0.45% of total loans plus OREO % o f A verage Lo ans Net Loan Charge-Offs/(Recoveries) 2Q23 3Q23 4Q23 1Q24 2Q24 $(10) $(5) $0 $5 $10 $15 $20 -0.60% -0.30% 0.00% 0.30% 0.60% 0.90% 1.20% % o f G ro ss Lo ans and O R EO Nonperforming Assets 2Q23 3Q23 4Q23 1Q24 2Q24 $0 $20 $40 $60 $80 0.00% 0.25% 0.50% 0.75% 1.00%

Deposit Mix We have a strong, well-diversified deposit base of 230,000 customers: Dollars in millions 17 Amount % of Total DDA $2,207 29% MM 2,008 26% CDs 1,769 23% Savings 907 12% Int Bear DDA 789 10% Total $7,680 100% Amount % of Total Average Account Size (in $000) Average Age (in years) Personal $4,482 58% $17 11 Business 2,897 38% 72 10 Brokered 301 4% — — Total $7,680 100% $26 11 Brokered 1%

FUNDING SOURCES Funding Capacity • Strong liquidity position with well-diversified deposit base • Significant funding availability through FHLB and Federal Reserve • Insured and collateralized deposits comprise 72% of total deposits • Funding availability meets liquidity needs in both normal and stress environments Dollars in millions 18 Capacity Used Available FHLB $3,357 $246 $3,111 Federal Reserve Window 731 — 731 Federal Reserve BTFP 200 200 — Total Funding Sources $4,288 $446 $3,842 $3,842 $2,462 Available Funding Uninsured Deposits 156% INSURED/UNINSURED DEPOSITS

• Net interest income increased $0.1 million • NIM increased 1 basis point to 3.85% and remains well above pre-rate cycle level • Cost of funds increases are declining as deposit mix shift moderates and higher cost brokered deposits and borrowings are reduced Net Interest Income Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures 19 CURRENT RATE CYCLE Total Cost of Funds 0.43% 0.35% 0.27% 0.28% 0.15% 0.05% 1.14% 1.49% 1.76% 2.04% 2.19% 2.24% Changes in Cost of Funds Cost of Funds 1Q23 2Q23 3Q23 4Q23 1Q24 2Q24

2Q24 2Q24 vs 1Q24 2Q24 vs 2Q23 Debit and Credit Card $4.7 $0.5 $— Service Charges 4.1 0.2 0.2 Wealth 3.0 — (0.2) Mortgage 0.3 — — Security Loss (3.2) (3.2) (3.2) Other 4.4 3.0 2.3 Noninterest Income $13.3 $0.5 ($0.9) Noninterest Income 20Dollars in millions • Debit and credit card increase due to seasonality • Increase in Other related to a $3.2 million gain on Visa Class B-1 conversion • Security Loss of $3.2 million related to repositioning of bond portfolio $14.2 $12.2 $18.1 $12.8 $13.3 2Q23 3Q23 4Q23 1Q24 2Q24

2Q24 2Q24 vs 1Q24 2Q24 vs 2Q23 Salaries & Benefits $30.4 $0.9 $5.0 Data Processing 4.2 (0.7) — Occupancy 3.6 (0.2) (0.1) FF&E 3.4 (0.1) 0.2 Other Taxes 1.4 (0.4) 0.1 Marketing 1.4 (0.6) — Professional Services 1.4 (0.3) (0.6) FDIC 1.1 — — Other 6.7 0.5 (0.6) Noninterest Expense $53.6 ($0.9) $4.0 Noninterest Expense 21Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures • Overall expenses declined by $0.9 million mainly due to timing • Salaries & benefits higher primarily due to medical costs

Securities 22 • Securities portfolio is only 10% of total assets • 100% of securities portfolio is classified as available for sale • Average duration of 3.7 years at 2Q24 unchanged from 3.7 years in 4Q21 • AOCI of $84.6 million related to securities portfolio, if realized, would decrease CET1 ratio by 113 basis points from 13.89% to 12.76% SECURITIES MIX $978.0 Dollars in millions

Capital Dollars in millions; *Refer to appendix for reconciliation of non-GAAP financial measures 23 TCE / TA* • We have strong capital levels and are well positioned for growth • TCE / TA improvement due to solid earnings 9.42% 9.31% 9.88% 10.03% 10.21% 2Q23 3Q23 4Q23 1Q24 2Q24

Income Statement 2Q24 2023 2022 2021 2020 2020 Dollars in thousands, except for share data YTD Excludes Fraud (1) Net Interest Income $167,071 $349,410 $315,783 $276,112 $279,388 Noninterest Income 26,135 57,620 58,259 64,696 59,746 Total Revenue 193,206 407,030 374,042 340,808 339,134 Noninterest Expense 108,128 210,334 196,746 188,925 184,329 Merger Expenses — — — — 2,342 Provision for Credit Losses 3,049 17,892 8,366 16,215 131,424 72,753 Net Income Before Taxes 82,029 178,804 168,930 135,668 21,039 79,710 Taxes 16,419 34,023 33,410 25,325 (1) 12,320 Net Income $65,610 $144,781 $135,520 $110,343 $21,040 $67,390 Diluted Earnings per Share $1.70 $3.74 $3.46 $2.81 $0.53 $1.72 Financial Data (1)These are non-GAAP numbers that adjusted for a pre-tax loss of $58.7 million resulting from customer fraud related to a check kiting scheme in Q2 2020. Refer to appendix for reconciliation of non-GAAP financial measures. 24

Financial Data 25 Balance Sheet 2Q24 2023 2022 2021 2020 Dollars in thousands Total Securities $977,958 $970,391 $1,002,778 $910,793 $773,693 Interest-Bearing Deposits 172,549 160,802 138,149 857,192 158,903 Total Net Loans 7,607,608 7,545,528 7,082,645 6,902,936 7,126,776 Other Assets 877,347 874,805 886,995 817,608 908,525 Total Assets $9,635,462 $9,551,526 $9,110,567 $9,488,529 $8,967,897 Total Deposits $7,680,336 $7,521,769 $7,219,970 $7,996,524 $7,420,538 Total Borrowed Funds 363,422 503,635 439,194 161,314 227,927 Other Liabilities 270,261 242,677 266,744 124,237 164,721 Equity 1,321,443 1,283,445 1,184,659 1,206,454 1,154,711 Total Liabilities & Equity $9,635,462 $9,551,526 $9,110,567 $9,488,529 $8,967,897

Net Interest Margin 2Q24 2023 2022 2021 2020 Securities - FTE(1) 2.87% 2.61% 2.25% 2.18% 2.49% Loans - FTE(1) 6.27% 6.04% 4.50% 3.84% 4.09% Total Interest-earning Assets - FTE(1) 5.89% 5.64% 4.06% 3.37% 3.87% Interest-bearing Deposits 2.85% 1.92% 0.40% 0.20% 0.66% Borrowings 5.54% 5.59% 3.01% 1.49% 1.56% Total Costing Liabilities 3.06% 2.34% 0.49% 0.24% 0.72% Net Interest Margin (FTE)(1) 3.84% 4.13% 3.76% 3.22% 3.38% Financial Data (1)Refer to appendix for reconciliation of non-GAAP financial measures 262Q24 YTD annualized

Financial Data 27 Loan Portfolio 2Q24 2023 2022 2021 2020 Dollars in thousands Commercial Real Estate $3,347,699 $3,357,603 $3,128,187 $3,236,653 $3,244,974 Commercial and Industrial 1,611,183 1,642,106 1,718,976 1,728,969 1,954,453 Commercial Construction 380,128 363,284 399,371 440,962 474,280 Total Commercial 5,339,010 5,362,993 5,246,534 5,406,584 5,673,707 Residential Mortgage 1,562,026 1,461,097 1,116,528 899,956 918,398 Home Equity 642,225 650,666 652,066 564,219 535,165 Installment and Other Consumer 102,660 114,897 124,896 107,928 80,915 Consumer Construction 67,649 63,688 43,945 21,303 17,675 Total Consumer 2,374,560 2,290,348 1,937,435 1,593,406 1,552,153 Total Portfolio Loans 7,713,570 7,653,341 7,183,969 6,999,990 7,225,860 Loans Held for Sale 188 153 16 1,522 18,528 Total Loans $7,713,758 $7,653,494 $7,183,985 $7,001,512 $7,244,388

Asset Quality 2Q24 2023 2022 2021 2020 Dollars in thousands Total Nonaccrual Loans $34,857 $22,946 $19,052 $66,291 $146,774 Nonaccrual Loans/Total Loans 0.45% 0.30% 0.27% 0.95% 2.03% Nonperforming Assets/Total Loans + OREO 0.45% 0.30% 0.31% 1.13% 2.06% YTD Net Charge-offs/Average Loans(1) 0.16% 0.18% 0.04% 0.49% 1.40% Allowance for Credit Losses/Total Portfolio Loans 1.38% 1.41% 1.41% 1.41% 1.63% Allowance for Credit Losses/Nonaccrual Loans 305% 471% 532% 149% 80% Financial Data 28 (1) 2Q24 YTD annualized

Capital 2Q24 2023 2022 2021 2020 Tier 1 Leverage 11.51% 11.21% 11.06% 9.74% 9.43% Common Equity Tier 1 – Risk-Based Capital 13.89% 13.37% 12.81% 12.03% 11.33% Tier 1 – Risk-Based Capital 14.21% 13.69% 13.21% 12.43% 11.74% Total – Risk-Based Capital 15.79% 15.27% 14.73% 13.79% 13.44% Tangible Common Equity/Tangible Assets(1) 10.21% 9.88% 9.24% 9.08% 9.02% Financial Data 29 (1)Refer to appendix for reconciliation of non-GAAP financial measures

2Q24 Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP) Net income (annualized) $138,239 Plus: amortization of intangibles (annualized), net of tax 921 Net income before amortization of intangibles (annualized) $139,160 Average total shareholders' equity $1,303,270 Less: average goodwill and other intangible assets, net of deferred tax liability (376,285) Average tangible equity (non-GAAP) $926,985 Return on average tangible shareholders' equity (non-GAAP) 15.01 % Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance. Pre-provision Net Revenue (PPNR)/Average Assets (non-GAAP) Income before taxes $42,869 Plus: Provision for credit losses 422 Total $43,291 Total (annualized) (non-GAAP) $174,115 Average assets $9,560,450 PPNR/Average Assets (non-GAAP) 1.82 % Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital. Appendix Definitions of GAAP to Non-GAAP Financial Measures 30

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

	2Q24	1Q24	4Q23	3Q23	2Q23
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)					
Total shareholders' equity	$1,321,443	$1,295,074	$1,283,445	$1,223,532	$1,212,853
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,396)	(376,631)	(376,883)	(377,144)
Tangible common equity (non-GAAP)	$945,289	$918,678	$906,814	$846,649	$835,709
Total assets	$9,635,462	$9,539,103	$9,551,526	$9,466,077	$9,252,922
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,396)	(376,631)	(376,883)	(377,144)
Tangible assets (non-GAAP)	$9,259,308	$9,162,707	$9,174,895	$9,089,194	$8,875,778
Tangible common equity to tangible assets (non-GAAP)	10.21 %	10.03 %	9.88 %	9.31 %	9.42 %

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	2Q24	1Q24	4Q23	3Q23	2Q23
Efficiency Ratio (non-GAAP)					
Noninterest expense	$53,608	$54,520	$56,203	$52,799	$49,633
Net interest income	$83,594	$83,477	$85,109	$87,387	$88,123
Plus: taxable equivalent adjustment	682	692	683	674	639
Net interest income (FTE) (non-GAAP)	84,276	84,169	85,792	88,061	88,762
Noninterest income	13,305	12,830	18,061	12,178	14,191
Less: net gains on sale of securities	3,150	(3)	—	—	—
Less: Visa Class B-1 exchange	(3,156)	—	—	—	—
Net interest income (FTE) (non-GAAP) plus noninterest income	$97,575	$96,999	$103,853	$100,239	$102,953
Efficiency ratio (non-GAAP)	54.94 %	56.21 %	54.12 %	52.67 %	48.21 %

The efficiency ratio is noninterest expense divided by noninterest income plus net interest income, on an FTE basis (non-GAAP), which ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.

	2Q24	1Q24	4Q23	3Q23	2Q23	1Q23	4Q22	3Q22	2Q22	1Q22	4Q21
Net Interest Margin Rate (NIM) (FTE) (non-GAAP)											
Interest income and dividend income	$128,765	$127,754	$126,706	$122,959	$117,333	$110,903	$103,208	$89,835	$77,599	$70,109	$71,135
Less: interest expense	(45,171)	(44,277)	(41,597)	(35,572)	(29,210)	(22,112)	(14,150)	(6,037)	(2,405)	(2,376)	(2,697)
Net interest income	83,594	83,477	85,109	87,387	88,123	88,791	89,058	83,798	75,194	67,733	68,438
Plus: taxable equivalent adjustment	682	692	683	674	639	555	532	521	506	493	510
Net interest income (FTE) (non-GAAP)	$84,276	$84,169	$85,792	$88,061	$88,762	$89,346	$89,590	$84,319	$75,700	$68,226	$68,948
Net interest income (FTE) (annualized)	$338,956	$338,526	$340,370	$349,373	$356,022	$362,348	$355,438	$334,526	$303,633	$276,694	$273,537
Average interest-earning assets	$8,803,898	$8,801,163	$8,704,727	$8,561,578	$8,436,490	$8,372,193	$8,220,689	$8,287,889	$8,535,384	$8,747,398	$8,768,329
Net interest margin (FTE) (non-GAAP)	3.85 %	3.84 %	3.92 %	4.09 %	4.22 %	4.32 %	4.33 %	4.04 %	3.56 %	3.16 %	3.12 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

31

2020 Excludes Fraud Net Income Excluding Nonrecurring items Net income $21,040 Nonrecurring items 58,671 Tax effect of nonrecurring items (12,321) Adjusted net income (non-GAAP) $67,390 Diluted Earnings Per Share Adjusted net income (non-GAAP) $67,390 Average shares outstanding - diluted 39,073 Diluted earnings per share (non-GAAP) $1.72 Return on Average Assets (ROA) (non-GAAP) Adjusted net income (non-GAAP) $67,390 Average total assets 9,152,747 Return on average assets (non-GAAP) 0.74 % Return on Average Shareholders' Equity (ROE) (non-GAAP) Adjusted net income (non-GAAP) $67,390 Average total shareholders' equity 1,169,489 Return on average shareholders' equity (non-GAAP) 5.76 % Appendix Definitions of GAAP to Non-GAAP Financial Measures 32

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

	2Q24 YTD	2023	2022	2021	2020	2020 Excludes Fraud
Return on Average Tangible Shareholders' Equity (ROTE) (non-GAAP)						
Net income[1]	$131,941	$144,781	$135,520	$110,343	$21,040	$21,040
Nonrecurring items	—	—	—	—	—	58,671
Tax effect of nonrecurring items	—	—	—	—	—	(12,321)
Adjusted net income (non-GAAP)[1]	$131,941	$144,781	$135,520	$110,343	$21,040	$67,390
Adjusted net income (non-GAAP)[1]	$131,941	$144,781	$135,520	$110,343	$21,040	$67,390
Plus: amortization of intangibles, net of tax[1]	932	1,042	1,199	1,400	2,001	2,001
Net income before amortization of intangibles[1]	$132,873	$145,823	$136,719	$111,743	$23,041	$69,391
Average total shareholders' equity	$1,296,892	$1,227,332	$1,181,788	$1,186,161	$1,169,489	$1,169,489
Less: average goodwill and other intangible assets, net of deferred tax liability	(376,402)	(377,157)	(378,303)	(379,612)	(380,846)	(380,846)
Average tangible equity (non-GAAP)	$920,490	$850,175	$803,485	$806,549	$788,643	$788,643
Return on average tangible shareholders' equity (non-GAAP)[1]	14.44 %	17.15 %	17.02 %	13.85 %	2.92 %	8.80 %

Return on average tangible shareholders' equity is a key profitability metric used by management to measure financial performance.

	2Q24 YTD	2023	2022	2021	2020
Net Interest Margin Rate (NIM) (FTE) (Non-GAAP)					
Interest income and dividend income	$256,519	$477,901	$340,751	$289,262	$320,464
Less: interest expense	(89,448)	(128,491)	(24,968)	(13,150)	(41,076)
Net interest income per consolidated statements of net income	167,071	349,410	315,783	276,112	279,388
Plus: taxable equivalent adjustment	1,375	2,550	2,052	2,316	3,202
Net interest income (FTE) (non-GAAP)	$168,446	$351,960	$317,835	$278,428	$282,590
Average interest-earning assets	$8,802,531	$8,519,775	$8,445,958	$8,649,372	$8,372,894
Net Interest Margin[1]	3.81 %	4.10 %	3.74 %	3.19 %	3.34 %
Adjustment to FTE basis[1]	0.03 %	0.03 %	0.02 %	0.03 %	0.04 %
Net Interest Margin (FTE) (non-GAAP)[1]	3.84 %	4.13 %	3.76 %	3.22 %	3.38 %

The interest income on interest-earning assets, net interest income and net interest margin are presented on an FTE basis (non-GAAP). The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities and the dividend-received deduction for equity securities using the federal statutory tax rate of 21 percent for each period. We believe this to be the preferred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

[1] *2Q24 YTD annualized*

33

Appendix *Definitions of GAAP to Non-GAAP Financial Measures*

	2Q24 YTD	2023	2022	2021	2020	2020 Excludes Fraud
PPNR/Average Assets (Non-GAAP)						
Income before taxes	$82,029	$178,804	$168,930	$135,668	$21,039	
Plus: provision for credit losses	3,049	17,892	8,366	16,215	131,424	
Total adjusted income before taxes (non-GAAP)	$85,078	$196,696	$177,296	$151,883	$152,463	
Total adjusted income before taxes (annualized) (non-GAAP)	$171,091	$196,696	$177,296	$151,883	$152,463	
Average assets	$9,549,678	$9,276,256	$9,167,038	$9,375,850	$9,152,747	
PPNR/Average Assets (non-GAAP)[1]	1.79 %	2.12 %	1.93 %	1.62 %	1.67 %	

Pre-provision net revenue to average assets is income before taxes adjusted to exclude provision for credit losses. We believe this to be a preferred industry measurement to help evaluate our ability to fund credit losses or build capital.

	2Q24 YTD	2023	2022	2021	2020	2020 Excludes Fraud
Tangible Common Equity (TCE)/Tangible Assets (non-GAAP)						
Total shareholders' equity	$1,321,443	$1,283,445	$1,184,659	$1,206,454	$1,154,711	
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,631)	(377,673)	(378,871)	(380,278)	
Tangible common equity (non-GAAP)	$945,289	$906,814	$806,986	$827,583	$774,433	
Total assets	$9,635,462	$9,551,526	$9,110,567	$9,488,529	$8,967,897	
Less: goodwill and other intangible assets, net of deferred tax liability	(376,154)	(376,631)	(377,673)	(378,871)	(380,278)	
Tangible assets (non-GAAP)	$9,259,308	$9,174,895	$8,732,894	$9,109,658	$8,587,619	
Tangible common equity to tangible assets (non-GAAP)	10.21 %	9.88 %	9.24 %	9.08 %	9.02 %	

Tangible common equity to tangible assets is a preferred industry measurement to evaluate capital adequacy.

	2Q24 YTD	2023	2022	2021	2020	2020 Excludes Fraud
Provision for credit losses						
Provision					$131,424	$131,424
Less: customer fraud					—	(58,671)
Adjusted provision for credit losses					$131,424	$72,753
YTD Net loan charge-offs/YTD Average loans						
Net charge-offs					$103,379	$103,379
Less: customer fraud					—	(58,671)
Adjusted net charge-offs					$103,379	$44,708
Total average YTD loans					$7,410,462	$7,410,462
Adjusted net loan charge-offs/YTD Average loans					1.40 %	0.60 %

[1] *2Q24 YTD annualized*

34

Appendix Definitions of GAAP to Non-GAAP Financial Measures

	2Q24 YTD	2023	2022	2021	2020
Interest and Dividend Income					
Interest-bearing deposits with banks	$4,018	$7,344	$2,952	$973	$515
Securities	13,744	25,207	22,449	17,432	18,060
Loans	237,952	442,675	314,774	270,460	300,960
Other earning assets	805	2,675	576	397	929
Total Interest and Dividend Income	$256,519	$477,901	$340,751	$289,262	$320,464
NIM - Securities (FTE) (Non-GAAP)					
Interest income	$13,744	$25,207	$22,449	$17,432	$18,060
Plus: taxable equivalent adjustment	102	238	431	703	951
Interest income (FTE) (non-GAAP)	$13,846	$25,445	$22,880	$18,135	$19,011
Average interest-earning assets	$964,128	$976,095	$1,017,471	$832,304	$764,311
Net Interest Margin[1]	2.85 %	2.58 %	2.21 %	2.09 %	2.36 %
Adjustment to FTE basis[1]	0.02 %	0.03 %	0.04 %	0.09 %	0.13 %
Net Interest Margin (FTE) (non-GAAP)[1]	2.87 %	2.61 %	2.25 %	2.18 %	2.49 %
NIM - Loans (FTE) (Non-GAAP)					
Interest income	$237,952	$442,675	$314,774	$270,460	$300,960
Plus: taxable equivalent adjustment	1,273	2,312	1,621	1,613	2,251
Interest income (FTE) (non-GAAP)	$239,225	$444,987	$316,395	$272,073	$303,211
Average interest-earning assets	$7,671,613	$7,363,738	$7,037,471	$7,084,649	$7,410,462
Net Interest Margin[1]	6.24 %	6.01 %	4.47 %	3.82 %	4.06 %
Adjustment to FTE basis[1]	0.03 %	0.03 %	0.03 %	0.02 %	0.03 %
Net Interest Margin (FTE) (non-GAAP)[1]	6.27 %	6.04 %	4.50 %	3.84 %	4.09 %
NIM - Total Interest-earning Assets (FTE) (Non-GAAP)					
Average interest-earning assets	$8,802,531	$8,519,775	$8,445,958	$8,649,372	$8,372,894
Net Interest Margin[1]	5.86 %	5.61 %	4.03 %	3.34 %	3.83 %
Adjustment to FTE basis[1]	0.03 %	0.03 %	0.03 %	0.03 %	0.04 %
Net Interest Margin (FTE) (non-GAAP)[1]	5.89 %	5.64 %	4.06 %	3.37 %	3.87 %

The FTE basis (non-GAAP) adjusts for the tax benefit of income on certain tax-exempt loans and securities using the federal statutory rate of 21 percent for each period. We believe this to be the preferrred industry measurement of net interest income that provides a relevant comparison between taxable and non-taxable sources of interest income.

[1] 2Q24 YTD annualized

35

Christopher J. McComish Chief Executive Officer Mark Kochvar Chief Financial Officer Second Quarter 2024